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                                                                    Ex-99.15(b)


                            AMENDED AND RESTATED

                          CLASS B DISTRIBUTION PLAN

                                     OF

            MERRILL LYNCH CALIFORNIA INSURED MUNICIPAL BOND FUND

               MERRILL LYNCH CALIFORNIA MUNICIPAL SERIES TRUST

                           PURSUANT TO RULE 12b-1

        DISTRIBUTION PLAN made as of the 18th day of December, 1992, and amended and restated as of April 2, 1993, by and between Merrill Lynch California Municipal Series Trust, a Massachusetts business trust (the "Trust"), and Merrill Lynch Funds Distributor, Inc., a Delaware corporation ("MLFD").

                            W I T N E S S E T H :

        WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

        WHEREAS, the Trust is authorized to establish separate series ("Series") each of which will offer separate classes of shares of beneficial interest par value $0.10 per share (the "Shares") to selected groups of purchasers; and

        WHEREAS, MLFD is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

        WHEREAS, the Trust has entered into a Class B Shares Distribution Agreement with MLFD, pursuant to which MLFD acts as the exclusive distributor and representative of the Trust in the offer and sale of Class B shares of beneficial interest, par value $0.10 per share (the "Class B shares"), of the Merrill Lynch California Insured Municipal Bond Fund (the "Fund") series of the Trust to the public; and

        WHEREAS, the Trust has entered into a Class B Distribution Plan (the "Prior Plan") on behalf of the Fund pursuant to Rule 12b-1 under the Investment Company Act; and

        WHEREAS, the Trust desires to adopt this Amended and Restated Class B Distribution Plan (the "Plan") pursuant to Rule 12b 1 under the Investment Company Act, pursuant to which the
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Trust will pay an account maintenance fee and a distribution fee to MLFD with respect to the Fund's Class B shares; and

        WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that adoption of the Plan will benefit the Fund and its Class B shareholders;

        NOW, THEREFORE, the Trust hereby adopts, and MLFD hereby agrees to the terms of, the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

        1. The Trust shall pay MLFD an account maintenance fee under the Plan at the end of each month at the annual rate of 0.25k of the Fund's average daily net assets of the Fund relating to Class B shares to compensate MLFD and securities firms with which MLFD enters into related agreements pursuant to Paragraph 3 hereof ("Sub-Agreements") for account maintenance activities with respect to Class B shareholders of the Fund.

        2. The Trust shall pay MLFD a distribution fee under the Plan at the end of each month at the annual rate of 0.25% of the Fund's average daily net assets relating to Class B shares of the Fund to compensate MLFD and securities firms with which MLFD enters into related Sub-Agreements for providing sales and promotional activities and services. Such activities and services will relate to the sale, promotion and marketing of the Class B shares of the Fund. Such expenditures may consist of sales commissions to financial consultants for selling Class B shares of the Fund, compensation, sales incentives and payments to sales and marketing personnel, and the payment of expenses incurred in its sales and promotional activities, including advertising expenditures related to the Fund and the costs of preparing and distributing promotional materials. The distribution fee may also be used to pay the financing costs of carrying the unreimbursed expenditures described in this Paragraph 2. Payment of the distribution fee described in this Paragraph 2 shall be subject to any limitations set forth in any applicable regulation of the National Association of Securities Dealers, Inc.

        3. The Trust hereby authorizes MLFD to enter into SubAgreements with certain securities firms ("Securities Firms"), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to provide compensation to such Securities Firms for activities and services of the type referred to in Paragraphs 1 and 2 hereof. MLFD may reallocate all or a portion of its account maintenance fee or distribution fee to such Securities Firms as compensation for the above-mentioned activities and services. Such compensation will be in an amount as set forth in the individual
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Sub-Agreements.  Such Sub-Agreement shall provide that the Securities
Firms shall provide MLFD with such information as is reasonably necessary to permit FLFD to comply with the reporting requirements set forth in Paragraph 4 hereof.

        4. MLFD shall provide the Trust for review by the Board of Trustees, and the Trustees shall review, at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee and the distribution fee during such period. This report shall include an itemization of the distribution expenditures incurred on behalf of the Fund and its Class B shareholders, the purpose of such distribution expenditures and a description of the benefits derived by the Fund and its Class B shareholders therefrom.

        5. The Prior Plan has been approved by a vote of at least a majority, as defined in the Investment Company Act, of the outstanding Class B voting securities of the Fund. The Plan has not been submitted to the Class B shareholders because the amendments do not materially increase the rate of payments by the Fund provided for in the Prior Plan.

        6. The Plan shall not take effect until it has been approved, together with any related agreements, by (a) the Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons n of the Trust, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Trustees"), cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements.

        7. The Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 6.

        8. The Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding Class B voting securities of the Fund.

        9. The Plan may not be amended to increase materially the rate of payments by the Fund provided for herein unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class B voting securities of the Fund, and by the Trustees of the Fund in the manner provided for in Paragraph 6 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 6 hereof.

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        10. While the Plan is in effect, the selection and nomination of
Trustees who are not interested persons, as defined in the Investment Company Act, of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

        11. The Trust shall preserve copies of the Plan and any related agreements and all reports made pursuant to Paragraph 4 hereof, for a period of not less than six years from the date of this Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

        12. The Declaration of Trust establishing the Trust, dated August 2, 1985, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch California Municipal Series Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim of the Trust but the "Trust Property" only shall be liable.

        IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first above written.

             MERRILL LYNCH CALIFORNIA MUNICIPAL SERIES TRUST


             By  ___/s/ Kenneth A. Jacob___________________

             MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


             By  __/s/ Gerald M. Richard___________________

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                            AMENDED AND RESTATED


               CLASS B SHARES DISTRIBUTION PLAN SUB-AGREEMENT

        AGREEMENT made as of the 18th day of December, 1992, and amended and restated as of April 2, 1993, by and between Merrill Lynch Funds Distributor, Inc. ("MLFD"), and Merrill Lynch, Pierce, Fenner S Smith Incorporated (the "Securities Firm").

                            W I T N E S S E T H :

        WHEREAS, MLFD has entered into an agreement with Merrill Lynch California Municipal Series Trust, a Massachusetts business ,trust (the "Trust"), pursuant to which it acts as the exclusive distributor for the sale of Class B shares of beneficial interest, par value $0.10 per share (the "Class B shares"), of the Merrill Lynch California Insured Municipal Bond Fund (the "Fund") series of the Trust; and

        WHEREAS, MLFD and the Trust have entered into an Amended and Restated Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") pursuant to which MLFD receives an account maintenance fee from the Fund at the annual rate of 0.25% of average daily net assets of the Fund relating to Class B shares for account maintenance activities related to Class B shares of the Fund and a distribution fee from the Fund at the annual rate of 0.256 of average daily net assets of the Fund relating to Class B shares for providing sales and promotional activities and services related to the distribution of Class B shares of the Fund; and

        WHEREAS, MLFD desires the Securities Firm to perform certain account maintenance activities and sales and promotional activities and services for the Fund's Class B shareholders and the Securities Firm is willing to perform such activities and services;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

        1. The Securities Firm shall provide account maintenance activities with respect to the Class B shares of the Fund of the types referred to in Paragraph 1 of the Plan.

        2. The Securities Firm shall provide sales and promotional activities and services with respect to the sale of the Class B shares of the Fund, and incur distribution expenditures, of the types referred to in Paragraph 2 of the Plan.

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        3.      As compensation for its activities and services performed under this Sub-Agreement, MLFD shall pay the Securities firm an account maintenance fee and a distribution fee at the end of each calendar month in an amount agreed upon by the parties hereto.

        4. The Securities Firm shall provide MLFD, at least quarterly, such information as reasonably requested by MLFD to enable MLFD to comply with the reporting requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee and the distribution fee during such period referred to in Paragraph 4 of the Plan.

        5. This Sub-Agreement shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust, as defined in the Act, and have no direct or indirect financial interest in the operation of the Plan, this Agreement or any agreements related to the Plan or this Agreement (the "Rule 12b-1 Trustees"), cast in person at a meeting or meetings called for the purpose of voting on this Agreement.

        6. This Agreement shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 6.

        7. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                             MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


                             By ____/s/ Gerald M. Richard_________


                             MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED


                             By ____/s/ David Conine______________ ??




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